Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199241 on Form F-3 of our reports dated March 31, 2015, relating to the consolidated financial statements of IMRIS Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

March 31, 2015